Exhibit 3.69

STATE OF WASHINGTON	APPLICATION TO FORM A
SECRETARY OF STATE	LIMITED LIABILITY COMPANY

(Per Chapter 25.15 RCW)
FEE: $175

• Please PRINT or TYPE in black ink	EXPEDITED (24-HOUR) SERVICE AVAILABLE – $20 PER ENTITY
• Sign, date and return original and ONE COPY to:	INCLUDE FEE AND WRITE “EXPEDITE” IN BOLD LETTERS ON OUTSIDE OF ENVELOPE
CORPORATIONS DIVISION	FOR OFFICE USE ONLY
801 CAPITOL WAY SOUTH • PO BOX 40214	FILED / UBI: 602 353 202
OLYMPIA, WA 98504-0234	CORPORATION NUMBER:

• BE SURE TO INCLUDE FILING FEE. Checks should be made payable to “Secretary of State”

Important Person to contact about this filing Cheryl Shrader	Daytime Phone Number (with area code) (317) 249-4217

CERTIFICATE OF FORMATION

NAME OF LIMITED LIABILITY COMPANY (LLC) (Must contain the word “Limited Liability Company,” “Limited Liability Co.,” “L.L.C.” or “LLC”) Auto Dealers Exchange of Washington, LLC

ADDRESS OF LLC’S PRINCIPAL PLACE OF BUSINESS

Street Address (Required)            310 E. 96th Street             City    Indianapolis             State    IN             ZIP    46240

PO Box (Optional – Must be in same city as street address)                                              ZIP (If different than street ZIP)

EFFECTIVE DATE OF LLC (Specified effective date may be up to 90 days AFTER receipt of the document by the Secretary of State) ❑ Specific Date: ☒ Upon filing by the Secretary of State

DATE OF DISSOLUTION (If applicable)	MANAGEMENT OF LCC IS VESTED IN ONE OR MORE MANAGERS ❑ Yes ☒ No

>>>PLEASE ATTACH ANY OTHER PROVISIONS THE LLC ELECTS TO INCLUDE <<<

NAME AND ADDRESS OF WASHINGTON STATE REGISTERED AGENT

Name CT Corporation System

Street Address (Required)        520 Pike Street            City    Seattle            State    WA             ZIP    98101

PO Box (Optional – Must be in same city as street address)                                ZIP (If different than street ZIP)

I consent to serve as Registered Agent in the State of Washington for the above named LLC. I understand it will be my responsibility to accept Service of Process on behalf of the LLC; to forward mail to the LLC; and to immediately notify the Office of the Secretary of State if I resign or change the Registered Office Address.

/s/ Jeffrey R. Graves                                                  Jeffrey R. Graves, Asst. Secretary                                                         12/23/03

Signature of Agent Printed Name Date

NAMES ADDRESS OF EACH PERSON EXECUTING THIS CERTIFICATE (If necessary, attach additional names and addresses)

Printed Name Karen C. Turner	Signature /s/ Karen C. Turner

Address 310 E. 96th Street, Suite 400	City Indianapolis State IN ZIP 46240

Printed Name	Signature

Address	City State ZIP

Printed Name	Signature

Address	City State ZIP

INFORMATION AND ASSISTANCE – 360/753-7115 (TDD – 360/753-1485)

ARTICLES OF MERGER

OF

ADESA WASHINGTON, INC.

INTO

AUTO DEALERS EXCHANGE OF WASHINGTON, LLC

Pursuant to the provisions of the Washington Business Corporation Act (the “Act”), the undersigned business entities adopt the following articles of merger:

1. Surviving Company. The name, business address, type of entity and state of jurisdiction of the company that shall survive the merge is as follows:

Name and Address	Type of Entity	State
Auto Dealers Exchange of Washington, LLC 310 E. 96th Street, Ste. 400 Indianapolis, IN 46240	Limited Liability Company	WA

2. Non-Surviving Corporation. The name, business address, type of entity and state of jurisdiction of the corporation that shall not survive the merge is as follows:

Name and Address	Type of Entity	State
ADESA Washington, Inc. 310 E. 96th Street, Ste. 400 Indianapolis, IN 46240	Corporation	WA

3. The Plan of Merger.

a. The Plan of Merger, containing such information as required by the Act, as set forth in Exhibit A (the “Plan of Merger”), which provides that ADESA Washington, Inc. shall merge into Auto Dealers Exchange of Washington, LLC, was approved and adopted by the sole-member of the Surviving Company and the sole-shareholder of the Non-Surviving Corporation, pursuant to RCW 23B.11.030.

b. An executed copy of the Plan of Merger is on file at the principal place of businesses of ADESA Washington, Inc. and Auto Dealers Exchange of Washington, LLC and a copy shall be furnished by such entities, on written request and without cost, to any shareholder of each corporation that is a party to the Plan of Merger and to any creditor or obligee of the parties to the merger at the time of the merger if such obligation is then outstanding.

4. Amendment to Surviving Corporation’s Articles of Organization. Pursuant to the Act and upon the effectiveness of these articles of merger, the surviving corporation, Auto Dealers Exchange of Washington, LLC’s Articles of Organization, as set forth in Exhibit B shall be amended as follows:

a. The name of the entity shall change from Auto Dealers Exchange of Washington, LLC to ADESA Washington, LLC.

b. The address of the registered office shall be 520 Pike Street, Seattle, WA 98101 and the registered agent shall be CT Corporation System.

5. Compliance.

a. The merger is permitted under the Act and is not prohibited by the articles of organization of Surviving Company that is a party to the merger.

b. These Articles of Merger comply and were executed in accordance with the Act.

6. Effective Date. The merger will become effective on January 1, 2004 at 12:01 a.m. in accordance with the Act.

IN WITNESS WHEREOF, the parties hereto have executed these Articles of Merger as of the 22nd day of December, 2003.

Non-Surviving Corporation ADESA Washington, Inc.	Surviving Company Auto Dealers Exchange of Washington, LLC

/s/ Karen C. Turner	/s/ Karen C. Turner
Karen C. Turner, Secretary	Karen C. Turner, Secretary

EXHIBIT A

PLAN OF MERGER

THIS PLAN OF MERGER (“Plan of Merger”) entered into this 22nd day of December, 2003 by and between ADESA Washington, Inc. a Washington corporation, (the “Non-Surviving Corporation”) and Auto Dealers Exchange of Washington, LLC, a Washington limited liability company, (the “Surviving Company”).

WITNESSETH:

WHEREAS, the Non-Surviving Corporation is a corporation organized under the Washington Business Corporation Act, and the principal place of business is 310 E. 96th Street, Suite 400, Indianapolis, IN 46240;

WHEREAS, the Surviving Company is a limited liability company organized under the Washington Business Corporation Act, and the principal place of business is 310 E. 96th Street, Suite 400, Indianapolis, IN 46240;

WHEREAS, the Board of Directors of the Non-Surviving Corporation and the Manager of the Surviving Company desire that the Non-Surviving Corporation merge into and reorganize with the Surviving Company pursuant to the provisions of the Washington Business Corporation Act and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, in the manner set forth herein (the “Merger”); and

WHEREAS, the Board of Directors of the Non-Surviving Corporation and the Member of the Surviving Company have approved and adopted this Plan of Merger in accordance with the Act.

NOW, THEREFORE, the parties agree that the Non-Surviving Corporation shall merge with and into the Surviving Company in accordance with the following provisions:

ARTICLE I

Parties to the Merger

Section 1.1. The Surviving Company. The name of the limited liability company that shall survive the Merger is “Auto Dealers Exchange of Washington, LLC” and the principal place of business is 310 E. 96th Street, Suite 400, Indianapolis, IN 46240.

Section 1.2. The Non-Surviving Corporation. The name of the corporation proposing to merge with and into the Surviving Company is “ADESA Washington, Inc”.

ARTICLE II

Terms and Conditions of the Merger

and Mode of Carrying the Merger Into Effect

Section 2.1. Effective Time of the Merger. The “Effective Time of the Merger” shall be January 1, 2004 at 12:01 a.m.

Section 2.2. Effect of the Merger. At the Effective Time of the Merger, the Non-Surviving Corporation shall merge with and into the Surviving Company, and the separate existence of the Non-Surviving Corporation shall cease.

Section 2.3. Ownership and Shares. The Non-Surviving Corporation and the Surviving Company are wholly-owned by ADESA Corporation. All of the issued and outstanding common shares of the Non-Surviving Corporation will be canceled and the certificates issued will be surrendered and the sole Shareholder will be the sole Member of the Surviving Company.

Section 2.4. Director and Manager Approval. The Board of Directors of the Non-Surviving Corporation and the Manager of the Surviving Company have duly authorized the Merger and approved and adopted this Plan of Merger in accordance with the Act.

Section 2.5. Shareholder and Member Approval. The sole-shareholder of the Non-Surviving Corporation and the Member of the Surviving Company have approved this Plan of Merger in accordance with the Act. This Plan of Merger shall be executed, acknowledged, filed and recorded as required for accomplishing a merger under the applicable provisions of the Acts.

ARTICLE III

Amended Articles of Organization of the Surviving Company

The Articles of Organization of the Surviving Company shall be amended to change the name of the surviving company to the following:

“ADESA Washington, LLC”.

ARTICLE IV

Articles of Organization and Operating Agreement of the Surviving Company

The Articles of Organization, including the amendment herein, and the Operating Agreement of the Surviving Company as existing at the Effective Time of the Merger shall continue as such in full force and effect until altered, amended or repealed.

ARTICLE V

Manager and Officers

Section 5.1. Manager. ADESA Corporation shall be the manager of the Surviving Company. The business address of the Manager is 310 E. 96th Street, Ste. 400, Indianapolis, IN 46240.

Section 5.2. Officers. Each person named below shall hold the office(s) of the Surviving Company listed next to his or her name, to hold such office(s) until the their successor is elected at a meeting of the Manager of the Surviving Company thereafter.

Name	Office(s)
James P. Hallett	President
Donald L. Harris	Vice President
Karen C. Turner	Secretary
Paul J. Lips	Treasurer
Scott A. Anderson	Assistant Treasurer

ARTICLE VI

Further Assurances

At the Effective Time of the Merger, the Non-Surviving Corporation will allocate all real estate, property rights and assets to the Surviving Company, and the Surviving Company is liable for all outstanding debts, litigation and obligations of the Non-Surviving Corporation.

If at any time the Surviving Company shall consider or be advised that any further assignment, assurance or any other action is necessary or desirable to vest in the Surviving Company, the title to any property or right of the Non-Surviving Corporation or otherwise to carry out the proposes of this Plan of Merger, the proper officers and directors of the Non-Surviving Corporation shall execute and make all such proper assignments or assurances and take such other actions. The proper managers of the Surviving Company are hereby authorized in the name of the Non-Surviving Corporation, as taxpayer or otherwise, to take any and all such action.